EX-28.q.i
DIMENSIONAL ETF TRUST
POWER OF ATTORNEY
The undersigned officers and trustees of DIMENSIONAL ETF TRUST (the "Trust") hereby appoint CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN S. LEE, LISA M. DALLMER, JAN MILLER and RYAN P. BUECHNER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to the Trust’s registration statement on Form N‑1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and trustees hereby execute this Power of Attorney as of the 20th day of September, 2024.
/s/ David P. Butler David P. Butler, Trustee and Co-Chief Executive Officer	/s/ Gerard K. O’Reilly Gerard K. O’Reilly, Trustee, Chairman, Co-Chief Executive Officer, and Co-Chief Investment Officer

/s/ Reena Aggarwal Reena Aggarwal, Trustee	/s/ Stefan Nagel Stefan Nagel, Trustee

/s/ Douglas W. Diamond Douglas W. Diamond, Trustee	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ Darrell Duffie Darrell Duffie, Trustee	/s/ Abbie J. Smith Abbie J. Smith, Trustee

/s/ Francis A. Longstaff Francis A. Longstaff, Trustee	/s/ Heather E. Tookes Heather E. Tookes, Trustee

/s/ Jan Miller Jan Miller, Vice President, Chief Financial Officer, and Treasurer	/s/ Ingrid M. Werner Ingrid M. Werner, Trustee